EXHIBIT 16

TRANSLATION FROM THE ORIGINAL HEBREW

                                    AGREEMENT

               DRAWN UP AND SIGNED IN TEL-AVIV ON OCTOBER 13, 2009

                                     BETWEEN

                   EXCELLENCE NESSUAH BROKERAGE SERVICES LTD.
                   Private Company that is required to submit a balance sheet, no. 52-004198-9 of 7 Jabotinsky Street
                   Ramat-Gan, Israel
                   (hereinafter - "THE BUYER")

                                                              OF THE FIRST PART;

                                       AND

                   SCAILEX CORPORATION LTD.
                   Public company number 52-003180-8
                   of 48 Ben Tsiyon Galis Street
                   Petach Tikva, Israel
                   (hereinafter - "THE SELLER")

                                                             OF THE SECOND PART;

WHEREAS on August 12, 2009, the Hutchison Agreement was signed (as this term is defined hereunder) under which the Seller acquired 78,940,104 ordinary shares of NIS 0.01 par value each (hereinafter: "ORDINARY SHARES") of Partner Communications Ltd. (hereinafter: "THE COMPANY"), which constitute, on the signing date of the Hutchison Agreement, 51.31% of the Company's issued and paid-up share capital (not fully diluted and after neutralizing dormant shares held by the Company) and 49.41% of the Company's issued and paid-up share capital (on a fully diluted basis, including the assumption of a full exercise of all options to receive securities of the Company, as they exist correct on the signing date of the Hutchison Agreement, and after neutralizing dormant shares held by the Company) (hereinafter:
               "THE SELLER'S SHARES OF PARTNER"), all pursuant to and in accordance with the provisions of the Hutchison Agreement;

AND WHEREAS    subject to the Closing of the Transaction pursuant to the
               Hutchison Agreement (hereinafter: "THE HUTCHISON TRANSACTION"), the Seller desires to sell and to transfer to the Buyer and the Buyer desires to acquire and receive by way of transfer from the Seller the Shares Being Sold (as this term is defined hereunder), out of the Seller's Shares of Partner, being Free and Clear, all pursuant to and in accordance with the provisions of this Agreement;

AND WHEREAS    the Parties desire to prescribe and anchor within the framework of this Agreement all of the commercial and legal relations between them in relation to all matters pertaining to the sale transaction of the Shares Being Sold, as well as their relations as shareholders of the Company;

     WHEREFORE, THE PARTIES HEREBY DECLARE, AGREE AND STIPULATE AS FOLLOWS:

1.   RECITALS AND INTERPRETATION

     1.1 The recitals to this Agreement and the appendices thereto constitute an integral part thereof. In any instance of a contradiction between this Agreement and any of the appendices thereto, the provisions of this Agreement shall prevail.

     1.2 This Agreement has been divided into clauses and subclauses, and headings have been added, solely for the sake of convenience, and no use may be made thereof in the interpretation of this Agreement.

     1.3 In this Agreement, that stated in the singular also encompasses the plural and vice versa, as the case may be, unless otherwise explicitly stated.

2.   DEFINITIONS

     In this Agreement, the following expressions shall have the meaning defined alongside them unless otherwise explicitly stated.

     "THE COMPANY" -               Partner Communications Ltd., public company
                                   number 52-004431-4, a public company duly incorporated and registered under the laws of the State of Israel, whose securities are registered for trading on the Tel-Aviv Stock
                                   Exchange Ltd. (hereinafter: "THE TASE") and on the NASDAQ Global Market (hereinafter:
                                   "NASDAQ").

     "THE SHARES BEING SOLD" -     980,000 ordinary shares, constituting 0.64%
                                   of the issued and paid-up share capital of the Company (not fully diluted and after neutralizing dormant shares held by the Company).

     "THE HUTCHISON AGREEMENT" -   Agreement dated 12.8.2009 between the Seller
                                   and Advent Investments Pte Ltd. (hereinafter:
                                   "ADVENT"), a Singapore corporation controlled by Hutchison Telecommunications International
                                   Limited, for the acquisition of the Seller's
                                   Shares of Partner from Advent, which is
                                   attached as APPENDIX 2 to this Agreement, and as shall be amended from time to time.

     "THIS AGREEMENT" -            This Agreement, inclusive of appendices
                                   thereto.

     "THE TRANSACTION" -           As this term is defined in clause 3.1 of this
                                   Agreement.

     "THE COMPANIES ACT" -         The Companies Act, 5759 - 1999.

     "DISTRIBUTION" -              As the term "distribution" is defined in the
                                   Hutchison Agreement.

     "THE BUYER'S PROPORTIONATE
     SHARE" -                      1.241%.

     "BUSINESS DAY" -              Sundays through Thursday every week,
                                   excluding national holidays, religious
                                   holidays, holiday eves, Sabbath days or any day on which banks in Israel are not conducting business as usual for any reason whatsoever.

     "THE CLOSING DATE" -          The closing date shall be at the time the
                                   Hutchison Transaction is closed and
                                   immediately thereafter.

     "THE CLOSING DATE             The date prescribed in the Hutchison
     OF THE HUTCHISON              Agreement for the closing of the Hutchison
     TRANSACTION" -                Transaction.

     "AUTHORIZED TRANSFEREE        Capital Research Fund or other fund of the
     OF THE BUYER" -               Capital Group.

     "FREE AND CLEAR" -            Free and clear of any debt, attachment,
                                   encumbrance, pledge or any other third-party right.

     "THE TOTAL CONSIDERATION" -   As this term is defined in clause 3.2 of this
                                   Agreement.

     "INTERESTED PARTY,"
     "EXCEPTIONAL TRANSACTION" -   As this term is defined in the Companies Act.

     "INTERESTED-PARTY             Transaction with an interested party or a
     TRANSACTION" -                transaction in which an Interested Party has
                                   a personal interest, including a transaction that is not an exceptional transaction, but excluding a negligible transaction.

     "PARTIES" -                   The Seller on the one hand and the Buyer on
                                   the other hand.

     "THE BUYER" -                 Excellence Nessuah Brokerage Services Ltd.

     "CONTROL," "FAMILY MEMBER,"   As these terms are defined in the Securities
     "HOLDING," "NEGLIGIBLE        Act, 5728 - 1968 or in the regulations
     TRANSACTION" -                pursuant thereto.

     "THE SUSPENDING               The conditions prescribed in clause 5 of this
     CONDITIONS" -                 Agreement.

3.   THE TRANSACTION

     3.1 Subject to the fulfillment of the Suspending Conditions, the Seller shall sell and shall transfer to the Buyer, and the Buyer shall acquire and receive by way of transfer from the Seller the Shares Being Sold on the Closing Date, being Free and Clear, in consideration for the payment of the Total Consideration by the Buyer to the Seller as specified in clause 3.2 hereunder (hereinafter: "THE TRANSACTION").

     3.2 Subject to the acquisition of the Shares Being Sold, being Free and Clear, and the transfer thereof to the ownership of the Buyer and under its name, the Buyer shall pay the sum of NIS 69.10 per Share Being Sold to the Seller, for a total consideration of NIS 67,718,000.00 for all of the Shares Being Sold (hereinafter: "THE TOTAL CONSIDERATION").

     3.3 In addition to the Shares Being Sold, the Buyer shall be entitled to the sum equivalent to the product of the sum of the Distribution to which the Seller shall be entitled by virtue of clause 2.1 of the Hutchison Agreement multiplied by the Buyer's Proportionate Share (hereinafter: "THE SUM OF THE DISTRIBUTION TO THE BUYER"). If the Seller shall receive the Sum of the Distribution to which the Seller is entitled by virtue of clause 2.1 of the Hutchison Agreement by the Closing Date of the Hutchison Transaction, the Sum of the Distribution to the Buyer shall be deducted from the Total Consideration. In any other instance, the Sum of the Distribution to the Buyer shall be paid within 24 hours of the date it is received by the Seller.

     3.4 To dispel any doubt, the above clause 3.3 shall also apply to a distribution of bonus shares, and the Buyer shall be entitled to receive bonus shares distributed in respect of the Shares Being Sold.

     3.5  The Total Consideration shall be paid to the Seller in New Shekels.

     3.6 If, during the period between the signing of this Agreement and the Closing Date, the Company shall make technical changes in its issued share capital, such as a consolidation or division of its capital, when the determinant date for the execution thereof falls during the said period, the shares allotted to the Seller against the Shares Being Sold shall replace the Shares Being Sold on the date of the said change, without any change in the Total Consideration.

4.   THE PARTIES' WARRANTS AND COVENANTS

     4.1  The Seller hereby warrants and covenants to the Buyer as follows:

          4.1.1 Subject to the fulfillment of the Suspending Conditions, there is no prohibition, pursuant to any agreement and/or any law, including pursuant to the Seller's incorporation documents, of the Seller's engagement in this Agreement and fulfillment of all of its covenants pursuant thereto. The Seller's engagement in this Agreement and the execution thereof by it do not constitute a breach of a covenant of the Seller towards any third party.

          4.1.2 Subject to the fulfillment of the Suspending Conditions, the Seller has received all of the consents, authorizations and approvals required pursuant to its incorporation documents, as well as all permits and approvals required by law in relation to its engagement in this Agreement and to the fulfillment of its covenants pursuant thereto, and there is no need for the receipt of any additional consents and/or approvals.

          4.1.3 Subject to the fulfillment of the Suspending Conditions, all of the Seller's covenants pursuant to this Agreement are legal, valid, binding and enforceable against the Seller pursuant to the conditions thereof, and these covenants, per se, contain nothing that might cause a violation of law or a breach of provisions of any other agreement or covenant.

          4.1.4 On the Closing Date, and subject to the Closing of the Hutchison Transaction, the Seller shall be the sole owner and holder of the Shares Being Sold.

          4.1.5 The Shares Being Sold shall be transferred to the Buyer on the Closing Date being Free and Clear.

          4.1.6 On the Closing Date, the Shares Being Sold shall be fully paid-up; the Seller does not and shall not have any obligation to transfer the Shares Being Sold, or any portion thereof, to any third party, or to refrain from transferring them, and no option or any other right has been granted or issued to any third party for the acquisition of the Shares Being Sold, in whole or in part. On the Closing Date, the Seller shall not be a party to a voting and/or cooperation agreement with any third party and/or with the Company in relation to the Shares Being Sold, in whole or in part, and/or in relation to the Company, with the exception of the relationship agreement dated 20.4.05, inclusive of amendments thereto. To dispel any doubt, it is clarified that the relationship agreement, inclusive of amendments thereto, contains nothing to prevent the sale of the Shares Being Sold to the Buyer pursuant to the provisions of this Agreement and/or to impose restrictions on the Buyer's rights in the Shares Being Sold, including the right to sell them to any transferee, including an Authorized Transferee. It is further clarified that the relationship agreement, inclusive of amendments thereto, contains nothing to restrict the transferee, which shall purchase the Shares Being Sold from Excellence, in a sale thereof and/or in the performance of any operation whatsoever with the Shares Being Sold and/or in an exercise of any right in the Shares Being Sold, as of the date of the purchase thereof by the transferee, including the right to sell them to any third party.

          4.1.7 The Shares Being Sold are registered for trading on the TASE (as this term is defined above) and shall continue to be registered for trading also on the date of the sale thereof to the Buyer.

          4.1.8 The Hutchison Agreement was duly signed by the Seller, is valid for all intents and purposes and is binding upon the Seller pursuant to the conditions thereof. The Seller has not breached the Hutchison Agreement, and has no knowledge of a breach of the Hutchison Agreement by Advent.

          4.1.9 Apart from the Hutchison Agreement, and the financing agreements accompanying it, there are no additional agreements or understandings between the Seller and Advent that directly or indirectly concern the Company and/or the matters regulated in the Hutchison Agreement, including the acquisition of the Seller's Shares of Partner by the Seller. To dispel any doubt, it is clarified that the Hutchison Agreement and the financing agreements accompanying it, contain nothing to prevent the sale of the Shares Being Sold to the Buyer pursuant to the provisions of this Agreement and/or to impose restrictions on the Buyer's rights in the Shares Being Sold, including on the right to sell them.

     4.2 The Buyer hereby warrants and covenants to the Seller, subject to the fulfillment of the Suspending Conditions, as follows:

          4.2.1 There is no prohibition, pursuant to any agreement and/or any law, including pursuant to the Buyer's incorporation documents, of the Buyer's engagement in this Agreement and fulfillment of all of its covenants pursuant thereto. The Buyer's engagement in this Agreement and the execution thereof by it do not constitute a breach of a covenant of the Buyer towards any third party.

          4.2.2 The Buyer has received all of the consents, authorizations and approvals required pursuant to its incorporation documents, as well as all permits and approvals required by law (apart from those included in the Suspending Conditions) in relation to its engagement in this Agreement and to the fulfillment of its covenants pursuant thereto, and there is no need for the receipt of any additional consents and/or approvals.

          4.2.3 All of the Buyer's covenants pursuant to this Agreement are legal, valid, binding and enforceable against the Buyer pursuant to the conditions thereof, and these covenants, per se, contain nothing that might cause a violation of law or a breach of provisions of any other agreement or covenant.

          4.2.4 The Shares Being Sold are being acquired by the Buyer "as is," being Free and Clear, without any representation and/or declaration whatsoever in relation to the Shares Being Sold and/or in relation to the Company, with the sole exception of the warrants and covenants expressly given by the Seller pursuant to this Agreement and the provisions thereof.

          4.2.5 The Buyer is capable of fulfilling all of its covenants pursuant to this Agreement, including the monetary and financial capabilities to purchase the Shares Being Sold.

          4.2.6 The Buyer affirms that it is not a "U.S. Person," as this term is defined in Regulation S of the Securities Act of the United States.

5.   SUSPENDING CONDITIONS

     5.1 The Closing of the Transaction pursuant to this Agreement is contingent upon the fulfillment of the following suspending conditions (hereinabove and hereinafter: "THE SUSPENDING CONDITIONS"):

          5.1.1 The Closing of the Hutchison Transaction, subsequent to the fulfillment of the suspending conditions prescribed in the Hutchison Agreement.

          5.1.2 The Antitrust Authority or the Ministry of Communication shall not refuse to approve the Closing of the Hutchison Transaction, due to the engagement in this Agreement.

     5.2 Immediately after signing this Agreement, the Parties shall take all measures necessary for the fulfillment of the Suspending Conditions as stated above, and each Party shall exert its best efforts to fulfill these conditions, provided that this shall not impose restrictions and/or obligations on the Buyer that are not negligible and that are not expressly specified in this Agreement.

     5.3 If, notwithstanding the Parties' efforts, all of the above Suspending Conditions are not fulfilled by October 31, 2009 ("THE DETERMINANT DATE"), the validity of this Agreement shall expire and the transaction pursuant thereto shall be cancelled, and no Party shall have any demand and/or allegation and/or claim against the other Party in this regard. Notwithstanding that stated above, Excellence shall have the right to postpone the Determinant Date, from time to time, for periods of 30 days each time, by written notice to be delivered to the Seller by no later than the Determinant Date, or by the postponed Determinant Date, if postponed by Excellence as stated. Notwithstanding that stated above, the nonfulfillment of a Suspending Condition that derives from an act or omission of MALA FIDES by a Party to this Agreement shall be deemed a breach by that Party of its covenants pursuant to this Agreement, and shall trigger for the other Party all remedies available to it by law.

6.   [left blank intentionally].

7.   CLOSING OF THE TRANSACTION

     Subject to the fulfillment of all of the Suspending Conditions, the Parties to this Agreement shall meet on the Closing Date at the location where the Closing of the Hutchison Transaction shall be executed, for the purpose of Closing the Transaction and the simultaneous execution of all (and not only a portion) of the following operations:

     7.1 The Seller and the Buyer shall exchange confirmations of the accuracy of the warrants given by them pursuant to this Agreement, correct to the Closing Date, in the version attached as APPENDIX 7.1 to this Agreement.

     7.2 The Seller shall deliver a confirmation to the Buyer of the Closing of the Hutchison Transaction, in the version attached as APPENDIX 7.2 to this Agreement.

     7.3 The Seller shall deliver a share transfer deed to the Buyer in respect of all of the Shares Being Sold, being duly signed by the Seller and duly certified by the Seller's Attorney, in the version attached hereto as APPENDIX 7.3 to this Agreement, and the Buyer shall sign the share transfer deed as the recipient of the transfer.

     7.4 A share certificate shall be delivered to the Buyer in respect of the Shares Being Sold, under the Buyer's name, duly signed by the Company and certified by an attorney. It is further agreed that, immediately after the Closing of the Hutchison Transaction, and subject to the receipt of a written instruction signed by the Buyer, the Seller shall ensure that the Company shall issue a share certificate to the Buyer in respect of the Shares Being Sold, under the name of a nominee company, in lieu of the aforesaid share certificate and against the voidance thereof, attaching a written instruction to the nominee company, signed by the Company, instructing it to deposit the shares in the Buyer's bank account, the particulars of which shall be provided in the aforesaid instruction, which shall be delivered by the Buyer to the Seller.

     7.5 The Buyer shall pay the Seller the Total Consideration by bank transfer to the Seller's bank account at Bank Leumi Le-Israel Ltd., the particulars of which shall be delivered by the Seller to the Buyer, attaching a confirmation by Bank Leumi Le-Israel Ltd. that the account, the particulars of which were provided by the Seller, is the Seller's account.

     7.6 The Parties shall report to the Company about the transfer of the Shares Being Sold to the Buyer and shall deliver the share transfer deed to the Company; the secretary of the Company shall, at that time, register the Buyer in the Company's Register of Shareholders as the owner of the Shares Being Sold and shall deliver a written confirmation by the Company to the Buyer that the Buyer has been registered in the Company's Register of Shareholders as the owner of the Shares Being Sold. Immediately thereafter, the Company shall issue to the Buyer the share certificate under the name of the nominee company and the written instruction to the nominee company, as specified above in clause 7.4.

     7.7 The Seller shall deliver to the Buyer a valid certificate of exemption from withholding tax, and, in the absence of such certificate, duly required withholding tax shall be deducted from any sum that shall be paid by the Buyer to the Seller by virtue of and in accordance with this Agreement.

     The Parties hereby agree that the execution of all of the aforesaid operations fulfills the cross conditions in this Agreement, and they shall be deemed as being carried out simultaneously at that time. No single operation shall be deemed as having been completed and no single document shall be deemed as having been delivered until all of the operations have been completed and all documents delivered at that time.

8.   [left blank intentionally].

9.   [left blank intentionally].

10.  [left blank intentionally].

11.  TAXES AND EXPENSES

     Each of the Parties to this Agreement shall bear the taxes and expenses imposed on it by law in relation to this Agreement.

12.  GENERAL PROVISIONS

     12.1 This Agreement encompasses and exhausts all that agreed upon between the Parties, and any representation, consent, draft or previous undertaking, whether direct or in favor of a third party, between the Parties, and any negotiations, summary of agreements, understanding or agreement between the Parties, which precedes the signing of this Agreement, are hereby nullified and shall be deemed as if never made, done or given.

     12.2 The Seller shall make use of its means of control over the Company so that every Immediate Report of the Company shall be forwarded directly by the Company to the Buyer upon being reported to the public

     12.3 Any alteration, amendment or addendum to this Agreement shall not be valid unless drawn up in writing and signed by the Parties to this Agreement. No claim of an oral amendment of the Agreement shall be entertained.

     12.4 Each Party shall safeguard in confidentiality any information that it received from the other Party in relation to this Agreement and the execution thereof, and no use shall be made thereof other than for the purpose of the execution of this Agreement. That stated above shall not apply to: (a) information that was or came in the public domain other than due to a breach of this Agreement; (b) information that was furnished to any of the Parties by a third party, which was not while breaching the duty of confidentiality towards the other Party to the Agreement; (c) information that must be disclosed pursuant to any law or competent authority.

     12.5 Any waiver of a right by a Party to this Agreement, which was granted to it in this Agreement, shall be valid only if drawn up in writing. If the waiver shall be valid, it shall be valid solely at that time and in that instance, and shall not give rise to any estoppels or preventions in the future.

     12.6 This Agreement does not constitute a contract in favor of a third party, and it in no way confers rights to any person, save the direct Parties thereto, and apart from that expressly stated therein.

     12.7 The Parties covenant to act with BONA FIDES, diligently and continuously for the purpose of executing this Agreement quickly and efficiently, and to exert maximum cooperative efforts to remove any prohibition, obstacle or restriction that might prevent the convening of the Closing Date as soon as possible, and provided that it shall in no way impose restrictions and/or obligations on the Parties that are not negligible and that are not expressly specified in this Agreement.

     12.8 The Parties shall take the additional steps necessary for the purpose of implementing this Agreement literally and as intended, and shall sign any document needing their signatures for this purpose.

     12.9 The law applicable to this Agreement and all that deriving from it shall be solely Israeli law (without the Israeli choice of law rules), and no other law shall apply.

     12.10 The sole jurisdiction in relation to any matter and issue that might arise in connection with this Agreement and the execution thereof shall be referred solely to the competent court in Tel-Aviv as the exclusive venue, and no other court shall have any jurisdiction to deliberate a matter as stated.

     12.11 Any notice by any of the Parties shall be sent to the addressee by personal delivery or by registered mail to the address specified in the recitals to this Agreement (or to any other address advised by written notice to the other Party) and shall be deemed as having reached the addressee Party on the day of its delivery if delivered by personal delivery at the above address, or 72 hours after the time of its dispatch if sent by registered mail to the above address.

     12.12 The Parties shall not publish any announcement and/or report in relation to this Agreement, until after the Party wanting such publication as stated has received the consent of the other Party to the very publication and to the wording of the publication. The Parties shall safeguard the particulars of this Agreement in absolute confidentiality, with the exception of disclosure of information about the Agreement that is required by law and/or if the consent of the relevant Party to disclosure of information has been obtained, after the wording of the disclosure has been forwarded for its perusal.

                 AND IT WITNESS HERETO THE PARTIES HAVE SIGNED:

/s/ /s/                                     /s/ Yahel Shachr; /s/ Shachar Rachim
----------------------------------          ------------------------------------
EXCELLENCE NESSUAH BROKERAGE SERVICES LTD.  SCAILEX CORPORATION LTD.

                                  APPENDIX 7.1

                                                            Date: ______________

__________________________________

Private company no. ______________

__________________________________

     Re: CONFIRMATION OF THE ACCURACY OF THE WARRANTS GIVEN PURSUANT TO THE
                                AGREEMENT DATED

Pursuant to the agreement dated __________ between __________________ Ltd. and Scailex Corporation Ltd. (hereinafter: "THE AGREEMENT"), we hereby warrant to you as follows:

1. All warrants given by us pursuant to the Agreement are correct, accurate, complete and valid, also correct to the date of this letter (hereinafter:
     "THE CLOSING DATE").

2. All of our covenants and the conditions that we must fulfill pursuant to the Agreement, which must be executed or fulfilled by the Closing Date, have been fulfilled in their entirety.

3. No third party has any right and/or allegation and/or demand to cancel the Agreement.

                                                              Sincerely,

                                                              __________________

                                  APPENDIX 7.2

                                                            Date: ______________

__________________________________

Dear Mr./Ms.,

                                Re: CONFIRMATION

Pursuant to the agreement signed by us on ______________ ("THE SALE AGREEMENT"), we hereby declare to you as follows:

All of the Suspending Conditions have been fulfilled pursuant to the agreement dated August 12, 2009 between us and Advent Investments Pte Ltd. (hereinafter:
"ADVENT"), a Singapore corporation controlled by Hutchison Telecommunications International Limited, for the acquisition of the Seller's Shares of Partner from Advent, and the Closing pursuant thereto has been carried out, and all of the Seller's Shares of Partner have been transferred under our name and to our ownership, being Free and Clear.

All of the terms in this declaration shall have the meanings ascribed to them in the Sale Agreement, unless otherwise expressly defined in this document.

                                   Sincerely,

                            ------------------------
                            SCAILEX CORPORATION LTD.

ATTORNEY'S CERTIFICATION - SCAILEX CORPORATION LTD. (HEREINAFTER: "THE COMPANY")

I, the undersigned, _________________, Adv., do hereby certify that the above document, and the Sale Agreement, were signed by Messrs. _____________ and ____________, who are authorized to sign on behalf of the Company and to obligate it pursuant to this document.


--------------------          --------------------
Date                          Attorney's name

                                  APPENDIX 7.3

                               SHARE TRANSFER DEED

I, the undersigned, Scailex Corporation Ltd. (public company no. 52-003180-8) (hereinafter: "THE TRANSFEROR") do hereby transfer to ____________ (hereinafter:
"THE TRANSFEREE") _____________ ordinary shares of NIS 0.12 par value each of Partner Communications Ltd. (public company no. 52-004431-4) (hereinafter: "THE COMPANY," "THE SHARES," respectively), and they shall be held by the Transferee or its representatives in accordance with the conditions under which the Transferor held the shares on the signing date of this Deed.

and I, the Transferee, do hereby agree to receive the shares in accordance with these conditions.

                  AND IN WITNESS HERETO THE PARTIES HAVE SIGNED
               ON THE __ DAY OF THE MONTH OF ___ IN THE YEAR 2009

--------------------                                        --------------------
THE TRANSFEROR                                              THE TRANSFEREE


-------------------------------------      -------------------------------------
WITNESS TO THE TRANSFEROR'S SIGNATURE      WITNESS TO THE TRANSFEREE'S SIGNATURE